Exhibit 99.1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $850,000	Dated as of September 17, 2021

Petra Acquisition, Inc., a Delaware corporation (the “Maker”), promises to pay to the order of Pine Valley Investments LLC or its registered assigns or successors in interest (the “Payee”) the principal sum of up to Eight Hundred Fifty Thousand Dollars ($850,000) in lawful money of the United States of America, on the terms and conditions described below. All payments on this promissory note (this “Note”) shall be made by check or wire transfer of immediately available funds or as otherwise determined by Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.	Principal. The principal balance of this Note shall be payable promptly after the date on which Maker consummates a merger, shares exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination (the “Business Combination”). The principal balance may be prepaid at any time.

2.	Drawdown Requests. Maker and Payee agree that Maker may request up to Eight Hundred Fifty Thousand Dollars ($850,000) to extend the time available for the Maker to consummate a Business Combination. The principal of this Note may be drawn down from time to time prior to the Business Combination, upon written request from Maker to Payee (each such request, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Fifty Thousand Dollars ($50,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request not later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is Eight Hundred Fifty Thousand Dollars ($850,000). Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid, No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

3.	Seniority. This Note shall rank senior to any and all other indebtedness of the Maker, unless the Maker receives the prior written consent of the Payee, to otherwise incur indebtedness senior to or on parity with this Note.

4.	Interest. Interest shall accrue monthly on the outstanding, unpaid principal balance of this Note at the rate of two percent (2%) per month, and shall be payable at maturity.

5.	Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

6.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)	Voluntary Liquidation, Etc. The commencement by Maker of a proceeding relating to its bankruptcy, insolvency, reorganization, rehabilitation or other similar action, or the consent by it to the appointment of, or taking possession by, a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)	Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of maker in an involuntary case under any applicable bankruptcy, insolvency or similar law, for the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) for Maker or for any substantial part of its property, or ordering the winding-up or liquidation of the affairs of Maker, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

7.	Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 6(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)	Upon the occurrence of an Event of Default specified in Sections 6(b) and 6(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

8.	Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.	Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by facsimile or (v) to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Petra Acquisition, Inc.

5 West 21st Street

New York, NY 10010

Attn: Andreas Typaldos

Phone: (917) 622-5800

Email: atypaldos@petraacquisition.com

If to Payee:

Pine Valley Investments LLC

1810 Chapel Avenue West

Cherry Hill, NJ 08002

Attn: Harry Morad, Managing Partner

Phone: (856) 334-8260

Email: hmorad@pinevalleyinvestments.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

10.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.	Jurisdiction. The courts of New York have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the courts of New York.

12.	Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.	Trust Waiver. Payee has read the final prospectus filed with the Securities and Exchange Commission in connection with Maker’s initial public offering of its securities dated October 7, 2020 (the “Prospectus”) and understands that Maker has established a trust account (the “Trust Account”), as described in the Prospectus, for the benefit of the public stockholders and the underwriters of Maker’s initial public offering pursuant to the certain investment management trust agreement, dated as of October 7, 2020, between the Maker and Continental Stock Transfer & Trust Company (the “Trust Agreement”) and that, except for certain exceptions described in the Prospectus, Maker may disburse monies from the Trust Account only for the purposes set forth in the Trust Agreement.

Notwithstanding anything herein to the contrary, Payee hereby agrees that he, she or it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that, he, she or it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Maker; provided that (a) nothing herein shall serve to limit or prohibit Payee’s right to pursue a claim against the Maker for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions contemplated hereby (including a claim against the Maker to specifically perform its obligations under this Note) so long as such claim would not affect the Maker’s ability to fulfill its obligation to effectuate any redemption, and (b) nothing herein shall serve to limit or prohibit any claims that Payee may have in the future against the Maker’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account upon completion of the Business Combination and any assets that have been purchased or acquired with any such funds).

14.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and the Payee.

15.	Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16.	Further Assurance. Maker shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as the Payee may from time to time require as may be necessary to give full effect to this Promissory Note.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed on the day and year first above written.

PETRA ACQUISITION, INC.

By:	/s/ Andreas Typaldos
	Name :	Andreas Typaldos
	Title:	Chief Executive Officer